UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: November 16, 2023

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

(650) 817-9012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Purchase Agreements

On November 17, 2023, Presto Automation Inc. (the “Company”) entered into common stock purchase agreements (the “Purchase Agreements”) with several investors (the “Purchasers”) relating to the issuance and sale of an aggregate of 7,750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Offering”).

Pursuant to the Purchase Agreements, the Company will issue 4,000,000 shares of common stock at an offering price of $1.00. The offering also includes the issuance of 3,750,000 shares of common stock to one investor and its related party at an average price of $0.80 per share. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $7,000,000, before deducting placement agent fees and other estimated Offering expenses payable by the Company. The Offering closed on November 21, 2023, subject to customary closing conditions.

The Purchase Agreements include antidilution provisions relating to future issuances or deemed issuances of the Company’s common stock from November 21, 2023 to April 1, 2024 at a price per share below $1.00, which would require the Company to issue additional shares of common stock to the Purchasers, upon the terms and subject to the conditions contained in the Purchase Agreements. If these anti-dilution provisions are triggered in the future, the issuance of additional shares thereunder will dilute the percentage ownership interest of all stockholders, will dilute the book value per share of the Company’s common stock and will increase the number of the Company’s outstanding shares, which could depress the market price of the Company’s common stock.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-275112), which was previously filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2023 and declared effective on October 30, 2023, and a prospectus supplement, dated November 17, 2023, and accompanying prospectus, dated October 30, 2023.

Triggering of Antidilution Adjustments

The Offering triggered antidilution adjustment provisions in the CA Purchase Agreement and the Third Amendment Conversion Warrants (each as defined below).

On October 10, 2023, the Company entered into a Securities Purchase Agreement (the “CA Purchase Agreement”) with Presto CA LLC (“CA”), pursuant to which the Company sold 1,500,000 shares of common stock, at a purchase price of $2.00 per share, for an aggregate purchase price of $3.0 million (the “Private Placement”). CA is affiliated with Cleveland Avenue LLC, and Keith Kravcik, a director of Presto, is the Chief Investment Officer of all of Cleveland Avenue’s various Investment Funds, including the funds invested in CA. The Private Placement closed on October 16, 2023. The CA Purchase Agreement includes anti-dilution provisions relating to future issuances or deemed issuances of the Company’s common stock from October 16, 2023 to April 1, 2024 at a price per share below $2.00, which would require the Company to issue additional shares of common stock to CA, upon the terms and subject to the conditions contained in the CA Purchase Agreement.

Also on October 10, 2023, the Company entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement (“Credit Agreement”) dated as of September 21, 2022, as amended on March 31, 2023 and May 22, 2023, with the Metropolitan Partners Group Administration, LLC, Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP and CEOF Holdings LP (collectively, the “Lenders”). Pursuant to the Third Amendment, the Lenders agreed to, among other things, exchange an aggregate of $6,000,000 of accrued and previously capitalized interest for warrants to purchase 3,000,000 shares of common stock at a purchase price of $0.01 per share (the “Third Amendment Conversion Warrants”). The Third Amendment Conversion Warrants are subject to anti-dilution provisions relating to future issuances or deemed issuances of the Company’s common stock from October 16, 2023 to April 1, 2024 at a price per share below $2.00, upon the terms and subject to the conditions contained in the Third Amendment Conversion Warrants.

The Company agreed with each of CA and the Lenders that the “New Issuance Price” (as defined in the CA Purchase Agreement and Third Amendment Conversion Warrants, respectively) would be $1.00. As a result, the Company is required to issue an additional 1,500,000 shares to CA and increase the amount of common stock issuable upon the exercise of the Third Amendment Conversion Warrants from 3,000,000 shares to 6,000,000 shares. The issuance of shares of common stock to CA, and the issuance of shares of common stock to the Lenders upon the exercise of the Third Amendment Conversion warrants, will dilute the percentage ownership interest of all stockholders, will dilute the book value per share of the Company’s common stock and will increase the number of the Company’s outstanding shares, which could depress the market price of the Company’s common stock.

Lock-Up Waivers

Also, in connection with their investments in the offering, the Company waived the lock-up restrictions under the Company’s bylaws with respect to (i) 638,076  shares of the Company’s common stock held by Zaffran Special Opportunities LLC, for which Mr. Gupta, the Company’s Chairman of the Board, is the sole general partner (the “Zaffran shares”), and (ii) an aggregate of 440,890 shares of the Company’s common stock held by two other investors in the Offering. Without such waiver, these shares would have been subject to lock-up restrictions until March 21, 2024. In addition, with consent of the Lenders, we waived the lock-up restrictions under a lock-up agreement entered into in connection with the Third Amendment that were applicable to the Zaffran shares. Without such waiver, the Zaffran shares would have been subject to lock-up restrictions until December 23, 2024.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the complete text of the form of Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Placement Agency Agreement

On November 17, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Northland Securities, Inc. (“Northland”), Chardan Capital Markets LLC (“Chardan”) and The Benchmark Company, LLC (“Benchmark”), to act as exclusive placement agents in connection with the Offering (collectively, the “Placement Agents”). The Company agreed to (i) pay the Placement Agents a cash fee equal to 7.0% of the aggregate gross proceeds from the Offering, (ii) reimburse Northland up to $100,000 for its reasonable and documented offering-related legal and other expenses and (iii) reimburse Benchmark and Chardan $15,000 each for reasonable and documented offering-related expenses.

The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature, including liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants described in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

In addition, pursuant to the terms of the Placement Agency Agreement, the Company’s directors, officers and certain significant shareholders have entered into “lock-up” agreements with Northland that generally prohibit, without the prior written consent of Northland, the sale, transfer or other disposition of securities of the Company for a period of 90 days following the pricing of the Offering. We have also agreed, subject to customary exceptions, not to issue additional shares for a period of 90 days following the pricing of the Offering.

The foregoing description of the Placement Agency Agreement is qualified in its entirety by reference to the complete text of the Placement Agency Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Amended and Restated Governance Agreement

On November 16, 2023, the Company and certain significant shareholders entered into Amendment No. 1 to the existing Governance Agreement (“Amendment No. 1”) and then entered into an Amended and Restated Governance Agreement (the “A&R Governance Agreement”). Pursuant to Amendment No. 1 and the A&R Governance Agreement the following actions have been taken:

●	The maximum size of the board of directors has been increased from eight to nine directors.

●	The right of the Company’s former CEO to appoint a director was terminated.

●	The REMUS Stockholders (as defined in Amendment No. 1) were granted the right to appoint two directors in addition to their current right to designate one director. The two additional directors appointed are Tewfik Cassis and Sasha Hoffman and are each appointed in Class III which is subject to reelection in 2025. Scott Raskin will be moved from a Class III director to a Class II director, as further described below.

●	The one vacant board seat can be filled by the board of directors upon the recommendation of the Nominating and Governance Committee.

There was no other change to the current board membership or nomination rights.

The right of the REMUS Stockholders to nominate board members will decline if the REMUS Stockholders hold a lower number of the Company’s shares such that it shall be entitled to nominate a number of directors that is not greater than the aggregate percentage of the Company’s outstanding voting securities held by the REMUS Stockholders and any of their respective affiliates expressed as an integer calculated by rounding up such percent to the nearest whole number, in each case, at the time of such nomination.

The foregoing description of each of Amendment No. 1 and the A&R Governance Agreement is qualified in its entirety by reference to the complete text of such agreement, copies of which are filed herewith as Exhibit 10.3 and 10.4, respectively, and are incorporated herein by reference.

Stockholder Agreement

On November 16, 2023, we entered into an agreement (the “Stockholder Agreement”) with KKG Enterprises LLC, an affiliate of the REMUS Stockholders, and CA, pursuant to which the Company agreed that it will not undertake the following actions for the next 12 months without their consent:

●	issue shares of the Company’s common stock or of the Company’s subsidiaries, or securities convertible into or exercisable for common stock, other than limited exceptions including in connection with the Company’s equity incentive plans, upon the exercise of warrants or convertible securities outstanding on the date of the agreement, issuances between the Company and its subsidiaries, and to the Company’s lenders in connection with debt financings and other transactions; or

●	hire or terminate the chief executive officer of the Company.

The foregoing veto rights terminate after 12 months after the date of the Stockholder Agreement or, with respect to either shareholder, when it and its affiliates hold less than 50% of the Company’s shares held on the date of the Stockholder Agreement.

The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to the complete text of the Stockholder Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Amended and Restated Warrants to Purchase Common Stock

On November 21, 2023, in connection with closing of the Offering, the Company amended and restated the Third Amendment Conversion Warrants to (i) reflect the increase in the number of shares issuable upon exercise thereof due to the anti-dilution provisions in the Third Amendment Conversion Warrants that were triggered by the Offering (the “Additional Shares”) and (ii) reduce the price per share at which future issuances or deemed issuances of the Company’s common stock would trigger the anti-dilution provisions included therein from $2.00 to $1.00 (the “A&R Warrants”).

In addition, the parties agreed that the Additional Shares constitute “Registerable Securities” as defined in the registration rights agreement, dated as of March 31, 2023, by and among the Company and the Lenders (the “Metropolitan Registration Rights Agreement”). Under the Metropolitan Registration Rights Agreement, the Company has agreed to file a Registration Statement with the SEC covering the Additional Shares within 30 days following the date of the issuance of the A&R Warrants for purposes of registering the resale of the Additional Shares. The Company has also agreed to use its reasonable best efforts to cause the SEC to declare the Registration Statement effective as soon as possible after the filing of the Registration Statement and no later than the earlier of (i) the 60th calendar day following the date on which an additional Registration Statement is required to be filed under the Registration Rights Agreement (or, in the event of a “full review” by the Securities and Exchange Commission (the Commission”), the 90th calendar day following the date such additional Registration Statement is required to be filed under the Registration Rights Agreement) and (ii) the 3rd business day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company previously registered on Form S-3 the shares underling the original Third Amendment Conversion Warrants.

The foregoing summary of the A&R Warrants and the Metropolitan Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Warrants filed as Exhibit 10.6, 10.7, 10.8 and 10.9 and the Metropolitan Registration Rights Agreement incorporated by reference as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2023, the board increased the number of directors that constitute the entire board of directors from seven directors to nine directors and appointed Tefwik Cassis and Sasha Hoffman to the board of directors, effective as of the closing of the Offering. Both Mr. Cassis and Ms. Hoffman will serve as Class III directors with terms expiring at the Company’s 2025 annual meeting of stockholders. As a result of the foregoing appointments, Scott Raskin, who previously served as a Class III director, became a Class II director to more evenly balance the classes.

In addition, Mr. Cassis was appointed to the Nominating and Governance Committee, Ms. Hoffman was appointed to the Compensation Committee, and Krishna Gupta will replace Mr. Raskin on the Strategic Finance Committee.

Sasha Hoffman, 36, has served as a member of the Company’s board of directors since November 2023. Ms. Hoffman is currently an operating consultant with REMUS Capital, a technology-focused venture capital firm, a position that she has held since June 2023. Since 2019, Ms. Hoffman has also provided consultancy services for a variety of technology companies, including Thrasio Holdings, Inc., Zima International, Inc. (DBA: Dandy) and National Cycling League, Inc., where she focused on bringing new products to market, strategy and go-to-market. From January 2020 to May 2021, Ms. Hoffman was a Product Leader at Uber Technologies, Inc., where she led the rewards and subscriptions programs globally. From 2015 to August 2018, Ms. Hoffman was the Chief Operating Officer of the Fast Forward business unit at Piaggio & C. SpA., a motor vehicle manufacturer, where she oversaw the development and manufacturing of semi-autonomous robotic vehicles. Ms. Hoffman began her career as a technology investment banker at Goldman Sachs and Lehman Brothers. Ms. Hoffman holds a Bachelor of Arts degree in Business Economics and Accounting from the University of California, Los Angeles.

Tewfik Cassis, 35, has served as a member of the Company’s board of directors since November 2023. Previously, Mr. Cassis was the Chief Product Officer of Rain Financial, a regulated Crypto exchange in the Middle East from May 2022 to October 2023. Prior to that Mr. Cassis was the Director of Special Projects at Monzo Bank, overseeing commercial and product functions for the personal banking team, as well as working on product marketing and development at Meta Platforms, Inc. on the Commerce and Advertising teams from March 2017 to October 2021. Mr. Cassis is an active angel investor, focusing primarily in fintech, AI and mobility sectors and has previously founded and sold Daily Pnut in 2016. He also worked at McKinsey & Company as a Business Analyst from 2010 to 2013 and worked as an associate at Romulus Capital in 2008 to 2010, where he first met the team from Presto. Mr. Cassis holds a BSc in Management from MIT and an MBA from Harvard Business School.

There is no arrangement or understanding between either Mr. Cassis or Ms. Hoffman, on the one hand, and any other persons, on the other, pursuant to which such director was selected as a director of the Company. The Company is not aware of any transaction in which either Mr. Cassis or Ms. Hoffman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Both Mr. Cassis and Ms. Hoffman will be entitled to compensation for service on the board on the same basis as all other non-employee directors of the Company.

Item 8.01. Other events.

Presto Voice Update

As we continue to grow our Presto Voice business, we are focusing on increasing the rate at which our solution successfully receives orders without the need for any human agent intervention, commonly referred to as “humans-in-the-loop.” Currently, over 70% of orders taken by our Presto Voice solution require human agent intervention. As we continue to improve our AI accuracy and further deploy Presto Voice across store locations, we believe that the percentage of orders that do not require any human agent intervention will reach 30% or better. Further increasing automation of orders through our improving AI engine and continuing to optimize human intervention will allow us to maintain desired levels of order accuracy while achieving profitability at the restaurant location level (referred to as “site margin”). We are currently close to profitable at the site margin level based upon our current level of human agent intervention and are targeting positive site margins by June 30, 2024. We expect this to occur once 50% of our orders no longer require human agent intervention. We are targeting a further increase in those percentages, to 60% by September 30, 2024 and 70% by December 31, 2024, which will result in significantly higher site margins.

We are also planning to increase the rollout of Presto Voice significantly in the future. We are targeting an installed base of 2,610 stores by the end of calendar year 2025. Set forth below is a chart with a quarterly breakdown of our targets over the next eight calendar quarters.

Calendar Quarter End	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Target Locations(1)	562	726	990	1,270	1,530	1,890	2,250	2,610

(1)	This expansion model is driven primarily by locations of restaurant brands and franchisee customers with whom we have master service or pilot agreements and in which Presto Voice has not been installed, to a lesser degree by the addition of new restaurant chains and franchise groups. The model reflects a recent decision by Del Taco not to move forward with our solution. We do not expect this to have a material impact given their rollout plans.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of White & Case LLP
10.1	Form of Common Stock Purchase Agreement
10.2	Placement Agency Agreement, dated as of November 17, 2023, among the Company and the Placement Agents
10.3	Amendment No. 1 to Governance Agreement, dated as of November 16, 2023, among the Company and the other parties thereto
10.4	Amended & Restated Governance Agreement, dated as of November 16, 2023, among the Company and the other parties thereto
10.5	Stockholders Agreement, dated as of November 16, 2023, among the Company and the other parties thereto
10.6	Amended & Restated Warrant to Purchase Common Stock by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP.
10.7	Amended & Restated Warrant to Purchase Common Stock by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP.
10.8	Amended & Restated Warrant to Purchase Common Stock by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP.
10.9	Amended & Restated Warrant to Purchase Common Stock by and between Presto Automation Inc. and CEOF Holdings, LP.
10.10	Registration Rights Agreement, dated as of March 31, 2023, by and among Presto Automation Inc. and certain persons listed therein (incorporated by reference to Exhibit 10.7 of Presto’s Current Report on Form 8-K filed on April 6, 2023).
23.1	Consent of White & Case LLP (included in Exhibit 5.1)
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION, INC.

Date: November 21, 2023	By:	/s/ Susan Shinoff
		Name:	Susan Shinoff
		Title:	General Counsel and Corporate Secretary